Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

333 South Hope Street Suite 2525 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

HECLA MINING COMPANY

(Exact name of obligor as specified in its charter)

Delaware	77—0664171
State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of principal executive offices)	(Zip code)

Address for all Additional Registrants

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant	Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification No.

Burke Trading, Inc.	Delaware	20-1713481

Hecla Admiralty Company	Delaware	26-1939060

Hecla Alaska LLC	Delaware	20-3432198

Hecla Greens Creek Mining Company	Delaware	84-1026255

Hecla Juneau Mining Company	Delaware	52-1728103

Hecla Limited	Delaware	82-0126240

Hecla MC Subsidiary, LLC	Delaware	30-0738758

Hecla Silver Valley, Inc.	Delaware	20-8525633

Rio Grande Silver, Inc.	Delaware	26-0715650

Silver Hunter Mining Company	Delaware	26-2311170

Hecla Montana, Inc.	Delaware	46-4577805

Revett Silver Company	Montana	91-1965912

Troy Mine Inc.	Montana	91-1998829

RC Resources, Inc.	Montana	71-0964096

Revett Exploration, Inc.	Montana	46-1472712

Revett Holdings, Inc.	Montana	46-1461451

Mines Management, Inc.	Idaho	91-0538859

Newhi Inc.	Washington	91-1409462

Montanore Minerals Corp.	Delaware	34-1583080

Klondex Holdings (USA) Inc.	Nevada	46-4317246

Klondex Gold & Silver Mining Company	Nevada	91-0917394

Klondex Midas Holdings Limited	Nevada	88-0496768

Klondex Midas Operations Inc.	Nevada	88-0482449

Klondex Aurora Mine Inc.	Nevada	81-3947077

Klondex Hollister Mine Inc.	Nevada	81-4718745

Alexco Resource Corp.	British Colombia	None

Hecla Quebec Inc.	Canada	None

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 6th day of February, 2025.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Ann Dolezal
	Name:	Ann M. Dolezal
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business December 31, 2024, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin	30,948
Interest-bearing balances	200,909
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	98,676
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including right-of-use assets)	9,955
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	105,148

Total assets	$1,301,949

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LIABILITIES

Deposits:
In domestic offices	967
Noninterest-bearing	967
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	264,082
Total liabilities	265,049
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	107,246
Not available
Retained earnings	928,635
Accumulated other comprehensive income	19
Other equity capital components	0
Not available
Total bank equity capital	1,036,900
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,036,900

Total liabilities and equity capital	1,301,949

I, Shana Quinn, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Shana Quinn	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Kevin C. Weeks, President	)
Cathleen Sokolowski, Managing Director	)	Directors (Trustees)
Jon M. Pocchia, Senior Director	)

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